                                                                     EXHIBIT 4.2

                      REVOLVING PROMISSORY NOTE
                  WITH BORROWING BASE AND AGREEMENT
                            (this "Note")



I.   PROMISSORY NOTE

U.S. $10,000,000.00                               December 31, 1996 (the "Date")

Promise to Pay

FOR VALUE RECEIVED, PARANET, INC. ("Borrower"), a Texas corporation, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") on or before June 30, 1998, (the "Termination Date"), at its banking house at 712 Main Street, Houston, Harris County, Texas, or at such other location in Houston, Texas as Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of TEN MILLION AND NO/100 UNITED STATES DOLLARS (U.S. $10,000,000.00)(the "Maximum Loan Total"); or (ii) the aggregate unpaid principal amount of all loans made by Bank (each such loan being a "Loan"), which may be outstanding on the Termination Date. Subject to the terms and conditions of this Note and the Loan Documents, Borrower may borrow, repay and reborrow all or any part of the credit provided for herein at any time before the Termination Date, there being no limitation on the number of Loans made so long as the total unpaid principal amount at any time outstanding does not exceed the Maximum Amount of Note.

Payments

The unpaid principal balance of this Note at any time will be the total amounts advanced by Bank, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Bank will be conclusive as to amounts owed.

Each Loan will be due and payable on the maturity date agreed to by Bank and Borrower with respect to such Loan (the "Maturity Date"). In no event will any Maturity Date fall on a date after the Termination Date.

Accrued and unpaid interest on each Prime Rate Loan is due and payable on the last day of each month and at the Maturity Date.

Accrued and unpaid interest on each LIBOR Loan is due on the last day of each Interest Period, and in the case of an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on any prepayment (on the amount prepaid).

Loan Options

Loans may be either Prime Rate Loans or LIBOR Loans. Borrower will pay interest on the unpaid principal amount of each Prime Rate Loan at a rate per annum equal to the lessor of: (i) the Prime Rate in effect from time to time minus one-half of one percent (-.50%)(the "Effective Prime Rate"); or (ii) the Highest Lawful Rate. Borrower will pay interest on the unpaid principal amount of each LIBOR Loan for the applicable Interest Period with respect thereto at a rate per annum equal to the lesser of: (i) the LIBOR Rate plus two percent (2.00%)(the "Effective LIBOR Rate"); or (ii) the Highest Lawful Rate.

Interest Recapture

If at any time the effective rate of interest which would otherwise be payable on any Loan exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of that Loan during all times will be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate will not reduce the interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of that Loan equals the total amount of interest which would have accrued if the applicable Effective Prime Rate, or Effective LIBOR Rate as the case may be, had at all times been in effect.

Minimum Loan Amounts

Each LIBOR loan will be in an amount not less than $250,000.00 and an integral multiple of $50,000.00 ("Minimum LIBOR Loan"). Each Prime Rate Loan will be in an amount not less than $250,000.00 and an integral multiple of $50,000.00.

Interest Calculation Basis

Interest will be computed on the basis of a 360 day year for the actual number of days elapsed, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

Borrowing Notice

Loans will be made on borrower's irrevocable notice to Bank, given not later than 10:00 A.M. (Houston time) on, in the case of LIBOR Loans, the third Business Day prior to the proposed Borrowing Date or, in the case of Prime Rate Loans, the first Business Day prior to the proposed Borrowing Date. Each notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and will specify: (i) the requested amount;
(ii) proposed Borrowing Date; (iii) whether the requested Loan is to be a Prime Rate Loan or LIBOR Loan; and (iv) Interest Period for the LIBOR Loan. Any oral Notice of Requested Borrowing will be confirmed in writing prior to the Borrowing Date.

Prepayments

Borrowers may on any Business Day prepay the outstanding principal amount of any Prime Rate Loan, in whole or in part. Partial prepayments will be in an aggregate principal amount of $50,000.00 or a greater integral multiple of $50,000.00. Borrower may prepay any LIBOR Loan provided any Breakage Charges incurred by Bank are reimbursed by Borrower within 30 days of notice by Bank.

Interest Period Options

Provided that no Event of Default has occurred and is continuing, Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by providing Bank at least three Business Days' written election, specifying the Loan or portion thereof to be continued and the requested Interest Period and whether it is to be a Prime Rate Loan or LIBOR Loan; provided that any continuation as a LIBOR Loan will not be the Minimum LIBOR Loan amount. Provided that no Event of Default has occurred and is continuing, Borrower may elect to convert any Prime Rate Loan to a LIBOR Loan by providing a Notice or Requested Borrowing and the converted Prime Rate Loan will be the Minimum LIBOR Loan.

Commitment Fee

Borrower will pay a commitment fee (computed on the basis of the actual number of days elapsed in a year comprised of 360 days) of 0.125% per annum on the daily average difference between the Maximum Loan Total and the principal balance of the Note. The Commitment fee is due and payable quarterly in arrears.

Definitions

"Board" means the Board of Governors of the Federal Reserve System of the United States.

"Borrowing Base" means that amount shown as the BORROWING BASE on the most recent Borrowing Base Report in the form of Exhibit A attached hereto, subject to verification by the Bank. The calculation of the Borrowing Base will utilize the eligibility criteria, borrowing base factors and dollar ceilings for various components specified in the attached Exhibit A.

                               Page 1 of 5 Pages

"Borrowing Date" means any Business Day on which Bank makes a Loan under this Note.

"Business Day" means a day: (i) on which Bank and commercial banks in New York City are generally open for business; and (ii) with respect to LIBOR Loans, on which dealings in United States Dollar deposits are carried out in the Interbank markets.

"Highest Lawful Rate" means the maximum nonusurious rate of interest from time to time permitted by applicable law. If Texas law determines the Highest Lawful Rate, Bank has elected the "indicated" (weekly) ceiling as defined in the Texas Credit Code or any successor statute (the "Code"). Bank may from time to time, as to current and future balances, elect and implement any other ceiling under the Code and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to Borrower, if and to the extent permitted by, and in the manner provided in the Code.

"Indebtedness" means and includes (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, other than endorsements in the ordinary course of business, and (c) all indebtedness secured by any Lien existing on any interest of the person with respect to which indebtedness is being determined, in property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

"Interest Period" means the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period will be: (a) in the case of a Prime Rate Loan, a period of up to the Termination Date unless any portion thereof is converted to a LIBOR Loan; and (b) in the case of a LIBOR Loan, a period of one, two, three or six months; in each case as selected by Borrower and agreed to by Bank. Borrower's choice of Interest Period is subject to the following limitations: (i) No Interest Period will end on a date after the Termination Date; (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period will end on the next succeeding Business Day (unless the Interest Period relates to a LIBOR Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period will end on the next preceding Business Day); and (iii) Borrower understands and agrees that it shall be responsible for electing Loans to be Prime Rate Loans or LIBOR Loans, with appropriate Interest Periods, so as to avoid Breakage Charges; such charges being payable as provided herein if prepayment of a Loan is required to effect an agreed principal installment payment.

"LIBOR Loan" means a Loan which bears interest at the Effective LIBOR Rate.

"LIBOR Rate" means a per annum interest rate determined by Bank by dividing:
(i) the average rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which United States dollar deposits in an amount comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is applicable for a term equal to or substantially equal to the Interest Period are offered by Bank to prominent banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period; by (ii) Statutory Reserves.

"Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

"Loan Documents" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note.

"Maximum Amount of Note" means the lesser of: (i) the Maximum Loan Total; or
(ii) the Borrowing Base.

"Obligations" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document.

"Obligor" means Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

"Prime Rate" means the rate determined from time to time by Bank as its prime rate. The Prime Rate will change automatically from time to time without notice to Borrower or any other person. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE BANK'S LOWEST RATE.

"Prime Rate Loan" means a Loan which bears interest at the Effective Prime
Rate.

"Statutory Reserves" means the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which Bank is subject to, with respect to the LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages will include, without limitation, those imposed under such Regulation D. LIBOR Loans will be deemed to constitute Eurocurrency Liabilities and as such will be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any bank under such Regulation D. Statutory Reserves will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"Writing" means a written document, telecopy or facsimile message.




                              Page 2 of 5 Pages

LIBOR Event

If at any time Bank determines in good faith (which determination will be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Bank or its foreign branch or branches to maintain any LIBOR Loan by means of dollar deposits obtained in the London interbank market (any of the above being described as a "LIBOR Event"), then, at the option of Bank, the aggregate principal amount of all LIBOR Loans outstanding will be prepaid; however the prepayment may be made at the sole option of the Bank with a Prime Rate Loan. Upon the occurrence of any LIBOR Event, and at any time thereafter so long as such LIBOR Event will continue, the Bank may exercise its aforesaid option by giving written notice to Borrower.

Capital Adequacy

If Bank determines after the date of this Note that any change in applicable laws, rules or regulations regarding capital adequacy, or any change in the interpretation or administration thereof by any appropriate governmental agency, or compliance with any request or directive to Bank regarding capital adequacy (whether or not having the force of law) of any such agency, increases the capital required to be maintained with respect to any Loan and therefore reduces the rate of return on Bank's capital below the level Bank could have achieved but for such change or compliance (taking into consideration Bank's policies with respect to capital adequacy), then Borrower will pay to Bank from time to time, within 15 days of Bank's request, any additional amount required to compensate Bank for such reduction. Bank will request any additional amount by delivering to Borrower a certificate of Bank setting forth the amount necessary to compensate Bank. The certificate will be conclusive and binding, absent manifest error. Bank may make any assumptions, and may use any allocations of costs and expenses and any averaging and attribution methods, which Bank in good faith finds reasonable. Unless such certificate is presented to Borrower within 180 days of the date Bank incurs any amount compensable under this section, Bank shall have been deemed to have waived its right to such compensation.

Changes in Law Affecting LIBOR Loans

If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law): (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any LIBOR Loan or against assets of, deposits with or for the account of, or credit extended or committed by, Bank; or (b) imposes on Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such LIBOR Loan; and the result of any of the foregoing is to impose a cost to Bank of agreeing to make, funding or maintaining any such LIBOR Loan or to reduce the amount of any sum receivable by Bank in respect of any such LIBOR Loan, then Bank may notify Borrower in writing of the happening of the event and Borrower will upon demand pay to Bank such additional amounts as will compensate Bank for such costs as determined by Bank. Unless such certificate is presented to Borrower within 180 days of the date Bank incurs any amount compensable under this section, Bank shall have been deemed to have waived its right to such compensation.

Indemnification for Funding LIBOR Loans

Borrower will indemnify Bank against, and reimburse Bank on demand for, any loss, cost or expense incurred or sustained by Bank (including without limitation any loss, cost or expense other than loss of profit or other consequential damages incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain LIBOR Loans, "Breakage Charges") as a result of: (a) any payment or prepayment (whether permitted by Bank or required hereunder or otherwise) of all or a portion of any LIBOR Loan on a day other than the Maturity Date of the LIBOR Loan; (b) any payment or repayment, whether required hereunder or otherwise, of any LIBOR Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if the payment prevents the proposed Loan from becoming fully effective; or (c) the failure of any LIBOR Loan to be made by Bank due to any action or inaction of Borrower. Such funding losses and other costs and expenses will be calculated and billed by Bank and the bill will, as to the costs incurred, be conclusive absent manifest error. Unless such certificate is presented to Borrower within 180 days of the date Bank incurs any amount compensable under this section, Bank shall have been deemed to have waived its right to such compensation.

Past Due Rate

All past-due principal and interest on this Note, will, at Bank's option, bear interest at the Highest Lawful Rate, or if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to the Prime Rate plus five percent (5%).

Usury Savings

Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the contract or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

Collateral

This Note is secured by, among other collateral, a first priority and continuing security interest in all the accounts and other property described in a Security Agreement - Accounts and General Intangibles executed by Borrower (each and all of said security agreements "Security Agreements"), subject to permitted liens.

II. AGREEMENT

Conditions Precedent

A. Before making any Loan Bank may require satisfaction of the following conditions precedent: (1) Bank has received the following, each duly executed and in form acceptable to Bank: (a) if requested by Bank, a Notice of Requested Borrowing, substantially in the form of Exhibit B, not later than one (1) Business Day before the date (which will also be a Business Day) of the proposed Prime Rate Loan, or three (3) Business Day(s) before the date (which will also be a Business Day) of the proposed LIBOR Loan; (b) such other documents as Bank requires; and (2) no Event of Default has occurred and is continuing; and (3) making the Loan is not prohibited by, and will not subject the Bank to any penalty or onerous condition under any legal requirement.

Representations & Warranties

B. To induce Bank to make Loans, Borrower makes the following representations and warranties as of the Date of this Note and as of the date of each request for a Loan: (1) All financial statements delivered to Bank are complete, correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition and the results of operations of Borrower as at the dates and for the periods indicated.
(2) No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower since the dates of such financial statements. (3) Borrower is not subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs. (4) All Loans are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit
Code and will be for the purpose of financing accounts receivable for working capital. (5) No Loan will be used for the purchase or carrying of any "margin stock" as that term is defined in Regulation "U" of the Board of Governors of the Federal Reserve System. (6) The Loan Documents (i) are legal, valid and binding obligations of Borrower enforceable in


                               Page 3 of 5 Pages
accordance with their respective terms except as may be limited by bankruptcy, insolvency and other similar laws affecting creditor's rights generally; (ii) have been duly authorized for execution, delivery and performance by all necessary action; (iii) are within the power and authority of Borrower; (iv) do not and will not contravene or violate any legal requirement affecting
Borrower, or Borrower's organizational documents; and (v) will not result in the breach of, or constitute a default under, any agreement or instrument by which Borrower or any of its respective property may be bound or affected. (7) Borrower has not generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by it), except in accordance with applicable legal requirements, or which would not reasonably be expected to have a material adverse effect on the Borrower or its financial condition. (8) Borrower does not have any material contingent liability with respect to non-compliance with environmental, hazardous waste, or other laws and has not received any notice that it or any of its property or operations is not in compliance with, or that any governmental authority is investigating its compliance with, any environmental, hazardous waste, or other laws or which would not reasonably be expected to have a material adverse effect on the Borrower or its financial condition.

Covenants Information & Reporting; Financial Covenants (Exhibit A)

C.1. Until the later of the Termination Date and the date on which Obligations are paid in full: (1) Borrower agrees to provide to Bank (i) the financial statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit A, Borrowing Base Report, Financial Covenants and Compliance Certificate attached hereto and incorporated herein by reference along with the other information required by Exhibit A to be submitted; (ii) within the time required by Exhibit A, Exhibit A signed and certified by Borrower, (2) and such other information relating to the financial condition and affairs of Borrower or any Guarantor as Bank requests from time to time.

Affirmative Covenants

2.  Borrower agrees to: (a) notify Bank immediately upon acquiring knowledge of:
(i) the filing or threatened filing of any lawsuit or administrative proceeding that might materially and adversely affect Borrower; (ii) the occurrence of any Event of Default; or (iii) any reportable event or any prohibited transaction in connection with any employee benefit plan; (b) permit Bank and its affiliates to inspect and photograph its property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as Bank may reasonably desire that would not unreasonably disturb the operation of the Borrower's business; provided that, in any event, the Bank shall hold all non-public information obtained pursuant to the foregoing or otherwise confidential, unless such information is required by a governmental authority; and (c) comply with and maintain the financial covenants set forth on Exhibit A attached hereto and incorporated herein by reference.

Negative Covenants

3. Borrower agrees that Borrower WILL NOT: (a) create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable for, any indebtedness, contingent or otherwise, except: (i) indebtedness to Bank, or secured by liens permitted by this Note, or otherwise approved in writing by Bank, and renewals and extensions (but not increases) thereof; and
(ii) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and persons providing services, for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; and (iii) other indebtedness not to exceed $200,000 in the aggregate (b) create or allow to exist any lien upon any of its property now owned or hereafter acquired, or acquire any property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other property, EXCEPT: (i) liens, not for borrowed money, arising in the ordinary course of business; (ii) liens for taxes not delinquent or being contested in good faith, by appropriate proceedings; (iii) liens disclosed to the Bank in writing prior to the date of this Note, PROVIDED that neither the indebtedness secured nor the property covered will increase; (iv) liens in favor of the Bank; and (v) liens securing other indebtedness, not to exceed $200,000 in the aggregate, outstanding at any time (c) in any single transaction or series of transactions, directly or indirectly: (i) liquidate or dissolve; (ii) be a party to any merger or consolidation; or (iii) sell, convey or lease all or any substantial part of its assets, EXCEPT for sale of inventory in the ordinary course of business;
(d) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interest; declare or pay any dividend; or make any other distribution of any property or cash to owners of an equity interest in their capacity as such, EXCEPT as a Subchapter S corporation, to pay shareholder's personal taxes and as advised to Bank prior to such action;
(e) substantially change the nature of its business or enter into any business substantially different from the business in which it is presently engaged, or permit any material change in its management; (f) enter into any transaction or agreement with or make any loan to any officer, director of or shareholder of Borrower (or any member of the family of any such person, or any person controlling, controlled by or under common control with Borrower) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources; or (g) form, create or acquire any subsidiary.

Other Agreements; Nonexclusive Remedies; Waivers; Headings; Expenses; Applicable Law; Indemnification; Venue, Service of Process

4. Other Agreements: (a) No remedy, right or power of Bank is exclusive of any other remedy, right or power and all such remedies, rights and powers are cumulative. (b) No waiver of any default is a waiver of any other default. No failure to exercise or delay in exercising any right or power under any Loan Document will operate as a waiver thereof. No single or partial exercise of any right or power will preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during the existence of any Event of Default or subsequent to the occurrence of an Event of Default will not constitute a waiver of the Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any person will entitle any person to any other or further notice or demand in similar or other circumstances. (c) Each Obligor severally waives grace, notice, demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and suit on the Note to fix liability and each Obligor that is subject to the Texas Revised Partnership Act
(TRPA) waives compliance by Bank with Section 3.05(d) of TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. (d) Any release or change in any security interest or any failure to perfect or maintain perfection of any security interest will not affect any Obligor's obligations under any Loan Document. (e) Headings are for reference purposes only. (f) Borrower will pay on demand all reasonable expenses (including, without limitation, the reasonable fees and expenses of counsel for the Bank, and standard Bank documentation preparation including in-house counsel and processing fees) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans and other amounts owing under the Loan Documents. (g) This Note is governed by Texas laws and applicable laws of the United States of America. (h) This Note and the Loans are not subject to the provisions of Chapter 15 of the Texas Credit Code. (i) Borrower agrees to indemnify, defend and hold the Bank harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which Bank may become subject arising out of or based upon the Loan Documents or any Loan, including resulting from Bank's own negligence, except and to the extent caused by Bank's gross negligence or willful misconduct. (j) The county in which Bank's principal office is located in Texas is proper venue for any action or proceeding brought by Borrower or Bank, whether in contract, tort, or otherwise. Any action or proceeding against the Borrower may be brought in any state or federal court in such county. To the extent permitted by applicable law, Borrower hereby irrevocably
(i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or




                              Page 4 of 5 Pages
hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified below. Bank may also serve process in any other manner permitted by law and may bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions or venues.

Events of Default & Remedies

D. Each of the following events or conditions is an "Event of Default": (1) any Obligor fails to pay any of the Obligations when due; (2) any warranty, representation or statement now or hereafter contained in or made in connection with any Loan Document was false or misleading in any material respect when made; (3) any Obligor violates any covenant, condition or agreement contained in this Note or any other Loan Document; (4) any event of default occurs under any other Loan document; (5) any individual Obligor dies, or any Obligor that is an entity dissolves; (6) a receiver, conservator or similar official is appointed for any Obligor, any subsidiary of Borrower, any Obligor's subsidiary or Borrower's assets; (7) any petition is filed by or against any Obligor or any subsidiary of Borrower under any bankruptcy, insolvency or similar law which if filed against, is not discharged within 60 days of such filing; (8) any Obligor or any subsidiary of Borrower makes an assignment for the benefit of creditors;
(9) a final judgment for payment of money in excess of $100,000 individually, or $250,000 in the aggregate, is entered against any Obligor or any subsidiary of Borrower and remains unsatisfied for 30 days after entry, or any property of any Obligor or any subsidiary of Borrower is attached, garnished or otherwise made subject to legal process; (10) any material adverse change occurs in the business, assets, affairs or financial condition of any Obligor; (11) any change occurs in the ownership of Borrower; and (12) Borrower is in default of any other obligation owing to or any other agreement with Bank; (13) any Obligor fails or refuses to submit financial information reasonably requested by Bank or to permit Bank to inspect its books and records on request. IF ANY EVENT OF DEFAULT OCCURS, THEN BANK MAY DO ANY OR ALL OF THE FOLLOWING: (1) cease to make Loans hereunder; (2) declare any Obligation to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment and demand or protest, or notice of any kind, all of which are hereby expressly waived; (3) set off, in any order, against the Obligations any debt owing by Bank to Borrower, including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights under the Loan Documents, at law, in equity or otherwise.

No Course of Dealing

NO COURSE OF DEALING BETWEEN BORROWER AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT.

No Oral Agreements

THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Note is executed this 31st day of January, 1997 but effective as of the Date.

BORROWER:  PARANET, INC.

By:  /s/ MICHAEL H. HOLTHOUSE
   -----------------------------------------------------------------------------

Name:  Michael H. Holthouse     Title:  President
     --------------------------       ------------------------------------------
Address:  1776 Yorktown  #300,  Houston, TX  77056
        ------------------------------------------------------------------------

Acknowledged for purposes of notice pursuant to Section 26.02(a) of the Texas Business and Commerce Code and for the agreement that Bank is not required to comply with Section 3.05(d) of TRPA:

BANK:  TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:
   -----------------------------------------------------------------------------

Name:                 Title:
     ----------------       ----------------------------------------------------



                               Page 5 of 5 Pages

    EXHIBIT A TO REVOLVING PROMISSORY NOTE WITH BORROWING BASE AND AGREEMENT
                     EXECUTED BY PARANET, INC. ("BORROWER")
       AND DELIVERED TO TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("BANK") DATED DECEMBER 31, 1996 (AS SAME MAY BE AMENDED, RESTATED AND SUPPLEMENTED IN
                             WRITING, THE "NOTE").
                             BORROWING BASE REPORT,
                  REPORTING REQUIREMENTS, FINANCIAL COVENANTS
                                      AND
    COMPLIANCE CERTIFICATE FOR CURRENT REPORTING PERIOD ENDING         , 19
                                 ("END DATE")

A. REPORTING PERIOD. THIS EXHIBIT MUST BE SUBMITTED WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER INCLUDING THE LAST REPORTING PERIOD OF THE FISCAL YEAR AND WITH THE FISCAL YEAR END FINANCIAL STATEMENT.

                BORROWER'S FISCAL YEAR ENDS ON           , 19  .

B.                          BORROWING BASE REPORT
                             ACCOUNTS RECEIVABLE

Line 1.     Total Accounts as of the end of the Current Period:                                                       $_____

            INELIGIBLE ACCOUNTS AS OF THE END OF THE CURRENT PERIOD:
     2.     That portion (e.g., invoice) of all of the Accounts
            of any Account Debtor where the Account is more than
            90 days from invoice date                                                 $_____

     3.     That portion of all of the Accounts of any Account
            Debtor which exceeds 15% of the dollar amount of the
            total of all Accounts for all Account Debtors for
            the Current Period (Line 1)                                                $_____

     4.     Intercompany and Affiliate Accounts                                        $_____

     5.     Government Accounts [Government Accounts] means
            receivables owed by the U.S. government or by the
            government of any state, county, municipality, or
            other political subdivision as to which Bank's
            security interest or ability to obtain direct payment
            of the proceeds is governed by any federal or state
            statutory requirements other than those of the Uniform
            Commercial Code, including, without limitation,
            the Federal Assignment of Claims Act of 1940,
            as amended.]                                                                $_____

     6.     Foreign accounts (unless secured by a letter
            of credit issued by a bank satisfactory to
            the Bank)                                                                  $_____

     7.     Accounts subject to any dispute or setoff or contra account                $_____

     8.     Other Ineligible Accounts                                                  $_____

     9.     Total Ineligible Accounts for the Current Period                                                          $_____
            (Add Lines 2 through 8)

     10.    Total Eligible Accounts for the Current Period                                                            $_____
            (Line 1 - Line 9)

     11.    Multiplied by: Borrowing Base Factor                                                                         70%

     12.    Equals: BORROWING BASE as of the end of the Current Period                                                $_____

     13.    Less: Aggregate principal amount outstanding under the Note as
            of the end of the Current Period:                                                                         $_____

     14.    Equals: amount available for borrowing subject to the terms of
            the Agreement, if positive; or amount due, if negative:                                                   $_____
            Maximum Amount of Note = the lesser of the Maximum Loan Total or the Borrowing Base.

The term "Accounts" will have the meaning as set forth in the Texas Business and Commerce Code in effect as of the date of the Note. "Other Ineligible Accounts" will mean all such Accounts of Borrower that are not subject to a first and prior Lien in favor of Bank, all Accounts that are subject to any Lien not in favor of Bank and those Accounts of Borrower as will be deemed from time to time to be, in the sole judgment of the Bank, ineligible for purposes of determining the Borrowing Base. All other terms not defined herein will have the respective meanings as in the Note.

Borrower certifies that the above information and computations are true, correct, complete and not misleading as of the date hereof.

====================================================================================================================================
C.  REPORTING  Financial Reporting. Borrower will provide the following financial                                  Compliance
    information within the times indicated:                                                                        Certificate
====================================================================================================================================
         WHO                        WHEN DUE                                          WHAT                          Compliance
                                                                                                                     (Circle)
                                                                                                                     Yes  No
------------------------------------------------------------------------------------------------------------------------------------
BORROWER               (i) Within 90 days of fiscal year end          Financial Statements (balance sheet,           Yes  No
                                                                      income statement, cash flow statement)
                                                                      Audited (with unqualified opinion) by
                                                                      independent certified public accountants
                                                                      satisfactory to Bank, accompanied by
                                                                      this Exhibit.
------------------------------------------------------------------------------------------------------------------------------------
                      (ii) Within 45 days of each Reporting           Unaudited Financial Statements                 Yes  No
                           Period End Date, (including) final         accompanied by this Exhibit
                           period of fiscal year
------------------------------------------------------------------------------------------------------------------------------------
                     (iii) Within 30 days of each month end           This Exhibit A, along with accounts            Yes  No
                                                                      receivable aging summary (with full
                                                                      listing supplied upon request of Bank.)
====================================================================================================================================

                         EXHIBIT A   Page 1 of 2 Pages

====================================================================================================================================
D. FINANCIAL COVENANTS. Borrower will comply with                                   COMPLIANCE CERTIFICATE
the following financial covenants, defined in accordance
with GAAP (including any prior period adjustments resulting
from audits) and the definitions in Section 8, and incorporating the calculation adjustments indicated on the Compliance Certificate:
====================================================================================================================================
                      REQUIRED                                                        ACTUAL REPORTED                    Compliance
                                                                       For Current Reporting Period/as of the End Date    (Circle)
Except as specified otherwise, each covenant will be maintained                                                             Yes  No
at all times and reported for each Reporting Period or as of each Reporting Period End Date, as appropriate:
------------------------------------------------------------------------------------------------------------------------------------
1. Maintain a Tangible Net Worth as adjusted of at least               Stockholders' Equity                    $___________ Yes  No
   $10,000,000.00                                                      Minus:         Goodwill                 $___________
                         -------                                                      Other Intangible Assets  $___________
                                                                                      Loans/Advances to
                         -------                                                       Equity holders          $___________
                                                                                      Loans to Affiliates      $___________

                                                                       = Tangible Net Worth as adjusted        $___________
------------------------------------------------------------------------------------------------------------------------------------
2. Maintain a Current Ratio of at least 1.5 to 1.0.                    $__________/$__________                 $___________ Yes  No
   (Current Assets shall include Loans under this Note)                Current Assets   Current Liabilities    Current Ratio
------------------------------------------------------------------------------------------------------------------------------------
3. Maintain a ratio of total indebtedness as adjusted to Tangible      Liabilities (GAAP)                      $___________ Yes  No
   Net Worth as adjusted no greater than 1.0 to 1.0.                   Plus:       Contingent obligations      $___________
                                                                                   Liens Borrower's Property
                                                                                   not included in Borrower's
                                                                                   liabilities                 $___________
                                                                       Minus:      Subordinated Debt           $___________
                                                                       Equals:     Indebtedness as adjusted    $___________

                                                                       Stockholders' Equity                    $___________
                                                                       Minus:      Goodwill                    $___________
                                                                                   Other Intangible Assets     $___________
                                                                                   Loans/Advances to
                                                                                   Equity holders              $___________
                                                                                   Loans to Affiliates         $___________

                                                                       = Tangible Net Worth as adjusted        $___________

                                                                            [Insert Indebtedness as adjusted and Tangible Net
                                                                                           Worth as adjusted]

                                                                        $___________    /$___________          = __________
                                                                        Indebtedness       TNW                   Ratio
                                                                        (adjusted)         (adjusted)
====================================================================================================================================
E. Other Required Covenants to be Maintained and to be certified.                         COMPLIANCE CERTIFICATE
====================================================================================================================================
                          REQUIRED                                                   ACTUAL REPORTED                     Compliance
                                                                                                                           (Circle)
------------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures may not exceed $3,500,000.00 in the aggregate                                                          Yes   No
for the fiscal year.
====================================================================================================================================

THE ABOVE SUMMARY REPRESENTS SOME OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE NOTE AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE NOTE. IN CASE OF CONFLICT BETWEEN THIS EXHIBIT A AND THE NOTE, THE NOTE SHALL CONTROL.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower's most recent Compliance Certificate (if any):


[ ] No default or Event of Default has occurred under the Note during the current Reporting Period, or been discovered from a prior period, and not reported.

[ ] A default or Event of Default (as described below) has occurred during the current Reporting Period or has been discovered from a prior period and is being reported for the first time and:

    [ ] was cured on ________________________.
    [ ] was waived by Bank in writing on ________________.
    [ ] is continuing.


Description of Event of Default:
                                -----------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Executed this         day of           , 19    .
              -------        ----------     ---
BORROWER: PARANET, INC.

SIGNATURE:  /s/ MICHAEL H. HOLTHOUSE
          ----------------------------------------------------------------------
NAME:      MICHAEL H. HOLTHOUSE
          ----------------------------------------------------------------------
TITLE:     PRESIDENT
          ----------------------------------------------------------------------
ADDRESS:   1776 YORKTOWN #300
          ----------------------------------------------------------------------
           HOUSTON, TX 77056
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

                          Exhibit A Page 2 of 2 Pages

                                                                       EXHIBIT B

                        NOTICE OF REQUESTED BORROWING

                            LETTERHEAD OF BORROWER



Texas Commerce Bank National Association
712 Main Street
P.O. Box 2558
Houston, TX  77252-2558

Attention:  W. Miles Marks

Gentlemen:

        This letter confirms our oral or telephonic request of ________, 19__, for a Loan in accordance with that Revolving Promissory Note With Borrowing Base and Agreement dated December 31, 1996 (including any renewal, extension or modification, the "Note"), executed by the undersigned and delivered to you, Texas Commerce Bank National Association ("Bank"). Any term defined in the Note and used in this letter has the same meaning as in the Note.

        The proposed Loan is to be in the amount of $_______ and is to be made
on _______, 19__ and will be a [ ] Prime Rate Loan   [ ] LIBOR Loan with an
Interest Period of 1 2 3 6 months, which is a Business Day at least ___ Business Days after the date of this letter. The proceeds of the proposed Loan should be (check one:) [ ] deposited into account number ___________ with the Bank; or [ ] __________________________________________________________________
________________________________________.

        The undersigned hereby certifies that:

        (1) The representations and warranties made by the Borrower in the Note and the other Loan Documents are true and correct on and as of this date.

        (2) The proposed Loan complies with all applicable provisions of the Note.

        (3)  No Event of Default has occurred and is continuing.

                                        Very truly yours,

                                        PARANET, INC.

                                        By:
                                           ---------------------------------

                                        Name:
                                             -------------------------------

                                        Title:
                                              ------------------------------










                 REQUEST FOR LOAN   EXHIBIT B    Page 1 of 1

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION
   SECURITY AGREEMENT - ACCOUNTS AND GENERAL INTANGIBLES ("this Agreement")

PARANET, INC.

1776 YORKTOWN, SUITE 300        HOUSTON   HARRIS COUNTY   TX      77056-0000

hereinafter called "Debtor," and TEXAS COMMERCE BANK NATIONAL ASSOCIATION

        712 MAIN                P. O. BOX 2558

        HOUSTON, HARRIS COUNTY, TEXAS   77252-2558

                           hereinafter called "Secured Party," agree as follows:

SECTION I.  CREATION OF SECURITY INTEREST

        In order to secure the prompt and unconditional payment of the Indebtedness herein referred to and the performance of the obligation, covenants, agreements and undertakings of Debtor herein described, Debtor hereby grants to Secured Party a security interest in and assigns to Secured Party: (a) all accounts, receivables, accounts receivable, general intangibles, book debts, contract rights (including, without limitation, those listed on any schedule or schedules from time to time attached hereto), instruments and documents (including, without limitation, all documents of title); (b) all chattel paper, notes, drafts, acceptances, other evidences and forms of payment under leases of equipment or contracts for the sale of inventory or the performance of services, and other forms of obligations received by or belonging to Debtor for goods sold or leased and/or services rendered by Debtor; (c) all of Debtor's rights in, to and under all purchase orders, sales contracts, instruments and other documents evidencing obligations for or representing payment for goods sold or leased and/or services rendered by Debtor; and (d) all monies due or to become due to Debtor under all contracts for the sale or lease of goods and/or the performance of services by Debtor; in each case of whatever nature, now owned by Debtor or existing or hereafter acquired, created or arising (hereinafter sometimes collectively called "the Accounts," or singly "the Account") and the rights and interests of Debtor in goods, the sale and delivery of which give rise to any such Account (hereinafter collectively called "the Collateral") and all proceeds of the Collateral (including but not limited to all insurance and claims for insurance in respect of the Collateral) to the extent such grant does not conflict with or cause a default under any such agreement or rights. Anything to the contrary foregoing notwithstanding, if and only if this box [N/A] is checked by the Secured Party, the Collateral shall be solely types of property described in (a), (b), (c), and (d) above, insofar and insofar only as the same relates to the accounts described on the schedule or schedules attached hereto, together with all proceeds thereof. The inclusion of proceeds does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not authorized herein.

SECTION II.  SECURED INDEBTEDNESS

        This Agreement is made to secure and enforce the payment and performance of all debts, obligations and liabilities of every kind and character of Debtor now or hereafter existing in favor of Secured Party under the Note whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Secured Party or to a third party and subsequently acquired by Secured Party and whether such debts, obligations or liabilities are evidenced by note, open account, overdraft, application for letter of credit, endorsement, surety agreement, guaranty or otherwise, it being contemplated that Debtor may hereafter become indebted to Secured Party in further sum or sums, and all modifications, renewals or extensions of or substitutions for, any of the foregoing. All such indebtedness is hereinafter sometimes called "the secured indebtedness" or "the indebtedness secured hereby."

SECTION III.  DEBTOR'S REPRESENTATIONS AND WARRANTIES

        Debtor represents, warrants and covenants that Debtor's location is the address stated at the beginning of this Agreement; that Debtor is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Debtor; that all information, reports, statements and other data furnished by Debtor to Secured Party prior to, contemporaneously with or subsequent to the execution of this Agreement or in connection with the indebtedness secured hereby are and shall be true, correct and complete and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading; that Debtor is the lawful owner of good and marketable title to the Collateral and has good right and authority to grant a security interest in the Collateral; that the Collateral is free and clear from all security interests and encumbrances except the security interest evidenced hereby; that there is no financing statement covering the Collateral or its proceeds on file in any public office; that this Agreement constitutes the legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms; that the execution, delivery and performance of this Agreement do not and will not contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to Debtor or result in a breach of or constitute a default (with or without the giving of notice or the lapse of time or both) under any indenture or any loan, credit or other agreement to which Debtor is a party or by which Debtor may be bound or affected; that the execution, delivery and performance of this Agreement do not require the consent or approval of any person, including, without limitation, any regulatory body or governmental authority; that Debtor will warrant and forever defend the title to the Collateral and its proceeds against the claims and demands of all persons whomsoever claiming or to claim the same or any part thereof; and that Debtor has never changed its name.

        If and only if this box [X] is checked, in addition, the Debtor represents, warrants and covenants that to the extent included in the Borrowing Base the Collateral will meet the following requirements continuously from the time each part of the Collateral comes into existence until it is collected in full: (a) the Account shall be due and payable not more than 60 days from the date of the invoice or agreement evidencing same; (b) the Account arose from the performance of services by Debtor which have been fully and satisfactorily performed or from the absolute sale of goods by Debtor in which Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the Account Debtor, evidencing which Debtor or Secured Party has possession of shipping and delivery receipts; (c) the Account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice or to dispute, objection or complaint by the Account Debtor concerning his liability on the Account, and the goods, the sale of which gives rise to the Account, have not been returned, rejected, lost or damaged; (d) the Account arose in the ordinary course of Debtor's business, and no notice of bankruptcy, insolvency or financial embarrassment of Account Debtor has been received by Debtor; (e) in the event any goods, the sale or other disposition of which creates any Account which is included in the Collateral, are returned to Debtor for credit if out of compliance with Borrowing Base, Debtor will promptly pay to Secured Party the full amount of the invoice price of such goods, and until such payment has been made, will hold such goods separate and apart from Debtor's own property in trust for Secured Party and will immediately notify Secured Party of such return; (f) Debtor hereby grants unto Secured Party a security interest in such goods; (g) Debtor shall not submit or represent to Secured Party any Account as one against which loans may be made which does not meet every requirement in every respect prescribed by this Agreement; and (h) Debtor shall notify Secured Party promptly in writing when any Account against which a loan was or may be made under this Agreement ceases to meet any of the requirements of this Agreement. Nothing in this paragraph shall be construed to limit or release any right of Secured
Party to any Collateral arising pursuant to Section I of this Agreement.

SECTION IV.  COVENANTS

4.1     Debtor covenants and agrees with Secured Party as follows:

        (a) Debtor shall make prompt payment, as the same becomes due, of all indebtedness secured hereby in accordance with the terms and provisions of the agreements evidencing such indebtedness.

        (b) If Debtor is a corporation, Debtor will continuously maintain Debtor's corporate existence.

        (c) Debtor shall, as the agent of Secured Party, receive all cash, checks, notes, drafts and other instruments representing the proceeds of the Accounts. Debtor shall at Debtor's own expense take all reasonable and appropriate steps when necessary to enforce the collection of the Accounts and items representing proceeds thereof.

        (d) Debtor shall from time to time at the request of Secured Party furnish Secured Party with a schedule of each Account constituting the Collateral and a list of all those liable on checks, notes, drafts and other instruments representing the proceeds of the Accounts. Secured Party shall have the right to make test verifications of the Collateral.

        (e) Debtor shall at all times keep accurate books and records reflecting all facts concerning each Account including those pertaining to Debtor's warranties, representations and agreements under this Agreement. Debtor will allow Secured Party or its authorized representative to inspect said books and records and Debtor will assist Secured Party or said representative in whatever way necessary to make such inspection. Immediately upon the execution of this Agreement, Debtor will make or allow Secured Party to make written designation on Debtor's books and records to reflect thereon the assignment to Secured Party of each Account covered by this Agreement.


        (f) If any part of the Collateral to the extent included in the Borrowing Base is or becomes subject to the Federal Assignment of Claims Act, Debtor will execute all instruments and take all steps required by Secured Party to comply with that act.

        (g) Debtor will not agree to a material modification of any of the terms of any Account without the written consent of Secured Party.

        (h) If any part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Debtor will, at the request of Secured Party, immediately deliver them to Secured Party, appropriately endorsed to Secured Party's order, and regardless of the form of endorsement, Debtor waives presentment, demand, notice of dishonor, protest and notice of protest.

        observe or perform any term, covenant or agreement contained in any agreement or obligation by which Debtor is bound for such a period of time as would accelerate, or would permit the holder thereof, or of any obligation issued thereunder, to accelerate, the maturity thereof, or of any such obligation; or

        (e) loss, theft, substantial damage, destruction, abandonment, sale or encumbrance of or to any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; or

        (f) Debtor's death, dissolution, termination of existence, insolvency or business failure; the failure of Debtor or of any guarantor or surety for Debtor generally to pay its debts as they come due; the appointment of a receiver, trustee, custodian or liquidator of all or any part of the property of Debtor; an assignment for the benefit of creditors of Debtor; the calling of a meeting of creditors of Debtor; or the commencement of any proceeding under any bankruptcy, insolvency or reorganization laws by or against Debtor or any guarantor or surety for Debtor; or

        (g) any statement of the financial condition of Debtor or of any guarantor, comaker, surety or endorser of any liability of Debtor submitted to Secured Party by Debtor or any such guarantor, comaker, surety or endorser shall prove to be false or misleading in any respect; or

        (h) any guarantor, comaker, surety or endorser for Debtor defaults in any obligation or liability; or

        (i) any material adverse change shall occur in the assets, liabilities, financial condition, business operations, affairs or circumstances of Debtor.

SECTION VI. REMEDIES IN EVENT OF DEFAULT.

  6.1 Upon the occurrence of an Event of Default, or if Secured Party shall deem payment of Debtor's obligations to be insecure, and at any time thereafter, Secured Party shall have the option of declaring, without notice to any person, including, but not limited to, notice of intention to accelerate and notice of acceleration, all of which are WAIVED, all indebtedness secured hereby, principal and accrued interest, to be immediately due and payable.

  6.2 Upon the occurrence of an Event of Default, or if Secured Party shall deem payment of Debtor's obligations to be insecure, and at any time thereafter, Secured Party is authorized peaceably to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, protection or preservation of the Collateral, including the right to sell the same for the account of Debtor and to deduct from such sales proceeds all costs, expenses and liabilities of every character incurred by Secured Party in collecting such sales proceeds and in managing, selling, maintaining, protecting or preserving the Collateral, and to apply the remainder of such rents on the indebtedness secured hereby in such manner as Secured Party may elect. All such costs, expenses and liabilities incurred by Secured Party in collecting such sales proceeds or in managing, maintaining, protecting or preserving such properties, if not paid out of such sales proceeds as hereinabove provided, shall constitute a demand obligation owing by Debtor and shall bear interest from the date of expenditure until paid at the Past Due Rate, all of which shall constitute a portion of the secured indebtedness. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Secured Party pursuant to this paragraph 6.2, Secured Party shall not be liable for any loss sustained by Debtor resulting from any failure to sell the Collateral, or any part thereof, or from other act or omission of Secured Party in managing the Collateral unless such loss is caused by the willful misconduct and bad faith of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty or liability under any sale agreement covering the Collateral or any part thereof, or under or by reason of this instrument or exercise of rights or remedies hereunder.

6.3 Upon the occurrence of an Event of Default, or if Secured Party shall deem payment of Debtor's obligations to be insecure, and at any time thereafter, Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of Texas and in conjunction with, in addition to or in substitution for those rights and remedies provided for herein:

      (a) Secured Party may require Debtor to make the Collateral available at a place which is mutually convenient to allow Secured Party to take possession of the Collateral; and

      (b) Secured Party may notify or require each Account Debtor or other obligor obligated on the Collateral or part of it to make payment directly to Secured Party and Secured Party may take control of the proceeds paid to Secured Party. Until Secured Party elects to exercise these rights, Debtor is authorized as agent of Secured Party to collect and enforce the Collateral. The cost of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether incurred by Secured Party or Debtor; and

      (c) Secured Party may require that Debtor will, upon receipt of checks, drafts, cash and other remittances in payment or on account of the Accounts, deposit all of them in a special bank account over which Secured Party alone has power of withdrawal. The funds in the account shall be held by Secured Party as security for all loans made under this Agreement and all other indebtedness of Debtor to Secured Party secured by this Agreement. The proceeds shall be deposited in precisely the form received, except for the endorsement of Debtor where necessary to permit collection of items. Debtor agrees to make the endorsement and authorizes Secured Party to make it on Debtor's behalf. Pending deposits, Debtor agrees that it will not commingle the checks, drafts, cash and other remittances with Debtor's funds or property, but will hold them separate and apart and upon an express trust for Secured Party until deposit in the special account. Secured Party may apply or set off the deposits against any liability of Debtor to Secured Party; and

      (d) Written notice mailed to Debtor as provided herein ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

      (e) It shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

      (f) Prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale, selling and the like and the attorneys' fees and legal expenses incurred by Secured Party, Debtor to remain liable for any deficiency; and

      (g) The sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the indebtedness secured hereby, this Agreement and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

      (h) In the event any sale hereunder is not completed or is defective in the opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to made hereunder; and

      (i) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the indebtedness, or as to the occurrence of any default, or as to Secured Party's having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

      (j) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party.


6.4 All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the secured indebtedness, or any part thereof, or otherwise benefiting Secured Party, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

6.5 Secured Party may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Secured Party in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

6.6 To the full extent Debtor may do so, Debtor agrees that Debtor will not any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Debtor, for Debtor, Debtor's heirs, devisees, representatives, receivers, trustees, successors and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby WAIVES and RELEASES all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of the assets of Debtor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

SECTION VII.  ADDITIONAL AGREEMENTS.

7.1 If all of the secured indebtedness be paid as the same becomes due and payable, and all obligations of Secured Party to advance money or extend credit to Debtor have terminated, and if all of the covenants, warranties, undertakings and agreements made in this Agreement are kept and performed, then and in that event only, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and such security interest shall be released by Secured Party in due form at Debtor's cost.

7.2. Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party may remedy any default without waiving the default remedied. The failure by Secured Party to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Secured Party of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Debtor in any case shall of itself entitle Debtor to any other or further notice of demand in similar or other circumstances. Acceptance by Secured Party of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

7.3 Secured Party may at any time and from time to time in writing (a) waive compliance by Debtor with any covenant herein made by Debtor to the extent and in the manner specified in such writing; (b) consent to Debtor's doing any act which hereunder Debtor is prohibited from doing, or consent to Debtor's failing to do any act which hereunder Debtor is required to do, to the extent and in the manner specified in such writing; or (c) release any part of the Collateral, or any interest therein, from the security interest of this Agreement; or (d) release any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other instrument now or hereafter securing the payment of the secured indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Secured Party hereunder except to the extent specifically agreed by Secured Party in such writing.

7.4. The security interest and other rights of Secured Party hereunder shall not be impaired by any indulgence, moratorium or release granted by Secured Party, including but not limited to (a) any renewal, extension or modification which Secured Party may grant with respect to any secured indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant in respect of any item of the collateral or any part thereof or any interest therein; or
      (c) any release or indulgence granted to any endorser, guarantor, comaker or surety of any secured indebtedness.

7.5. Secured Party may call at Debtor's place or places of business at intervals to be determined by Secured Party and, without hindrance or delay, inspect, audit, check and make extracts from and copies of the books, records, journals, orders, receipts, correspondence and other data relating to the Collateral or to any transaction between Debtor and Secured Party, and Debtor shall assist Secured Party in making any such inspection.

7.6. Secured Party may subrogate to all of Debtor's interests, rights and remedies in respect to any Account.

7.7. Secured Party may render and send to Debtor a statement of account showing loans made, all other charges, expenses and items chargeable to Debtor, payment made by Debtor against the loans, proceeds collected and applied to the loans, other appropriate debits and credits, and the total of Debtor's indebtedness on the loans as of the date of the statement of account, and the statement of account shall be considered correct in all respects and accepted by and conclusively binding upon Debtor, except for specified objections which Debtor makes in writing within five days from the date upon which the statement of account is sent.

7.8 A carbon, photographic or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement.

7.9 Debtor will cause all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Secured Party shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

7.10 In the event the ownership of the Collateral or any part thereof becomes vested in a person other than Debtor, Secured Party may, without notice to Debtor, deal with such successor or successors in interest with reference to this Agreement and to the indebtedness secured hereby in the same manner as with Debtor, without in any way vitiating or discharging Debtor's liability hereunder or on the indebtedness secured herby. No sale of the Collateral, and no forbearance on the part of Secured Party and no extension of the time for the payment of the indebtedness secured hereby given by Secured Party shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Debtor hereunder or for the payment of the indebtedness secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby, except as agreed in writing by Secured Party.

7.11 To the extent that proceeds of the secured indebtedness are used to pay indebtedness secured by any outstanding lien, security Interest, charge or prior encumbrance against the Collateral, such proceeds have been advanced by Secured Party at Debtor's request and Secured Party shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

7.12 If any part of the secured indebtedness cannot be lawfully secured by this Agreement, or if any part of the Collateral cannot be lawfully subject to the security Interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Agreement.

7.13 Secured Party may assign this Agreement so that the assignee shall be entitled to the rights and remedies of Secured Party hereunder and in the event of such assignment, Debtor will assert no claims or defenses it may have against the assignee except those granted in this Agreement.

7.14 Any notice, request, demand or other communication required or permitted hereunder, or under any note, guaranty, loan or agreement or other instrument securing the payment of the secured indebtedness (unless otherwise expressly provided herein), shall be given in writing by delivering same in person to the intended addressee, or by United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, or by prepaid telegram (provided that such telegram is confirmed by mail in the manner previously described), sent to the intended addressee at the address shown herein, or to such different address as the addressee shall have designated by written notice sent in accordance herewith and actually received by the other party at least ten
     (10) days in advance of the date upon which such change of address shall be effective.

7.15 After the occurrence and during the continuation of an Event of Default, this Agreement shall be binding upon Debtor, and the heirs, devisees, representatives, receivers, trustees, successors and assigns of Debtor, including all successors in interest of Debtor in and to all or any part of the Collateral, and shall inure to the benefit of Secured Party and the successors and assigns of Secured Party. All references in this Agreement to Debtor or Secured Party shall be deemed to include all such other persons and entities.

7.16 Secured Party in its discretion may, whether or not any of the indebtedness secured hereby be due, in its name or in the name of Debtor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for, or make any compromise settlement deemed desirable with respect to, any of the Collateral, but Secured Party shall be under no obligation so to do.

7.17 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

7.18 Secured Party may, by any employee or employees it designates, execute, sign, endorse, transfer or deliver in the name of Debtor, notes, checks,drafts or other instruments for the payment of money and receipts or any other documents necessary to evidence, perfect and realize upon the security interests and obligations of this Agreement.

7.19 Notwithstanding anything to the contrary contained herein, if any secured indebtedness shall be indebtedness resulting from an extension of credit to a consumer (as such terms are defined or described in 12 C.F.R. 227, Regulation AA of the Federal Reserve Board) hereinafter referred to as "consumer credit obligation," then the collateral securing any such consumer credit obligation shall not extend to any nonpossessory security interest in household goods which is not a purchase money security interest (as defined in said Regulation AA), and no waiver of any notice herein shall be construed under any circumstances to extend to any waiver of notice which is prohibited by Regulation AA.

7.20 The term "Debtor" as used in this Agreement shall be construed as singular or plural to correspond with the number of persons executing this Agreement as Debtor. The pronouns used in this Agreement are in the neuter gender but shall be construed as feminine or masculine as occasion may require.

7.21 If more than one person executes this Agreement as Debtor, their obligations under this Agreement shall be joint and several.

7.22 The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Unless otherwise defined herein, terms used in this Agreement which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined.

7.23 This Agreement shall be governed by and construed in accordance with the laws of the state of Texas and the United States of America.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SIGNATURE(S) OF DEBTOR:


PARANET, INC.  /s/ MICHAEL H. HOLTHOUSE                 DATE     1/31/97
-------------------------------------------------------     -------------------
              MICHAEL H. HOLTHOUSE      PRESIDENT
                                                        DATE
-------------------------------------------------------     -------------------
BY:                                       TITLE:
                                                        DATE
-------------------------------------------------------     -------------------

                                                        DATE
-------------------------------------------------------     -------------------

                                                        DATE
-------------------------------------------------------     -------------------

                                                        DATE
-------------------------------------------------------     -------------------


SECURED PARTY:     TEXAS COMMERCE BANK NATIONAL ASSOCIATION


BY:
   -----------------------------------------------------------------------------

TITLE:
      --------------------------------------------------------------------------



                                 Page 4 of 4